CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information and to the use of our report on BNY/Ivy Multi-Strategy Hedge Fund LLC dated May 29, 2009 for the fiscal year ended March 31, 2009 which is incorporated by reference in this Registration Statement (Form N-2 No. 333-152534) of BNY/Ivy Multi-Strategy Hedge Fund LLC.




                                                   ERNST & YOUNG LLP



New York, New York
July 17, 2009